Microwave Filter Company,  Inc.
                               6743 Kinne Street
                         East Syracuse, New York 13057
                   Notice of Annual Meeting of Shareholders


To the Shareholders of Microwave Filter Company, Inc.:

     At the direction of the Board of Directors of Microwave Filter Company, Inc., a New York corporation (the "Company"), notice is hereby given that the Annual meeting of Shareholders of the Company (the "Meeting") will be held at 10:00 a.m. on Thursday, April 15, 1999 at the Embassy Suites Hotel, 6646 Old Collamer Road, East Syracuse, New York 13057 for the purpose of voting on the following matters:


     Proposal 1.   The election of 3 directors to hold office until the Annual
Meeting of the Shareholders at which their term expires or until their successors have been duly elected.

     Proposal 2.   The ratification of PricewaterhouseCoopers LLP as the
Company's independent auditors for the fiscal year ending September 30, 1999.

     The Board of Directors has fixed the close of business on February 23, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting, or any adjournments thereof.



                                          By order of the Board of Directors


                                          Louis S. Misenti
                                          Chairman of the Board
Dated:  March 19, 1999
Syracuse, New York



YOUR VOTE IS IMPORTANT. YOU ARE THEREFORE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, EVEN IF YOU EXPECT TO BE PRESENT AT THE MEETING. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AT THAT TIME AND VOTE IN PERSON IF YOU WISH.

                        MICROWAVE FILTER COMPANY, INC.
              Proxy Statement for Annual Meeting of Shareholders

General

        The enclosed Proxy is solicited on behalf of the Board of Directors of Microwave Filter Company, Inc. (the "Company") for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, April 15, 1999 at 10:00 a.m. local time or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Embassy Suites Hotel, 6646 Old Collamer Road, East Syracuse, New York 13057.

        The Company's principal executive offices are located at 6743 Kinne Street, East Syracuse, New York 13057. The telephone number at that address is (315) 438-4700.

        These proxy solicitation materials and the Annual Report to Shareholders were first mailed on or about March 19, 1999 to all shareholders entitled to vote at the Annual Meeting.


Record Date and Shares Outstanding

        Shareholders of record at the close of business on February 23, 1999 are entitled to notice of, and to vote at, the Annual Meeting. At the record date 3,292,866 shares of the Company's common stock were issued, outstanding and entitled to vote at the Annual Meeting.


Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.


Voting and Solicitation

        Every shareholder voting for the election for Directors and on the other matters presented in this proxy is entitled to one vote for each share held of record on the record date. Directors are elected by a plurality of the votes cast at the meeting. Abstentions count for the purpose of determining a quorum. Broker non-votes do not count for the purpose of determining a quorum. Abstentions will not count as a vote for proposals 1 and 2. Broker non-votes will count as a vote for proposals 1 and 2.

        The cost of this solicitation will be borne by the Company. The Company has retained Regan & Associates to assist in the solicitation of proxies at a fee of $8,000 (which includes expenses.) In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such
beneficial owners.   Proxies also may be solicited by certain of the Company's
directors, officers and regular employees, without additional compensation, personally or by telephone or by telegram.

Deadline for Receipt of Shareholder Proposals

        Proposals of shareholders which are intended to be presented by such shareholders at the Company's 2000 Annual Meeting must be received by the Secretary of the Company at the Company's principal executive offices no later than November 3, 1999 in order to be included in the proxy soliciting material relating to that meeting.


                         Board Meetings and Committees

        The Board of Directors held a total of four meetings during the fiscal year ending September 30, 1998. No Director attended fewer than 75% of all such meetings of the Board of Directors and of the Committees, if any, on which such Directors served.

        The Company's Finance and Audit Committee currently consists of
Sidney Chong, Chair, Daniel Galbally, Frank S. Markovich and Robert R. Andrews. The Finance and Audit Committee reviews and approves the scope of the audit performed by the Company's independent auditors as well as the Company's accounting principles and internal accounting controls. The Finance and Audit Committee held one meeting during fiscal year 1998.

        The Company's Compensation Committee currently consists of Trudi B. Artini, Chair, Sidney Chong, David B. Robinson, M.D., and Daniel Galbally.
The Compensation Committee reviews compensation and benefits for the Company's executives. The Compensation Committee held one meeting during fiscal year 1998.

        The Company's Nominating Committee currently consists of David B. Robinson, M.D., Chair, Trudi B. Artini, Carl F. Fahrenkrug, P.E., Milo Peterson and Frank S. Markovich. The Nominating Committee will consider nominees for the Board of Directors recommended by shareholders if such recommendations are in writing and are mailed to the Secretary of the Company at the Company's principal executive office. The Nominating Committee did not hold any meetings during fiscal year 1998.

         The Company also has a standing Executive Committee.

                           Compensation of Directors

        Non-officer directors received fees of $400.00 per board meeting and $300.00 per committee meeting, with the exception of the executive committee which received $400.00 per committee meeting, during fiscal 1998. MFC also reimburses directors for reasonable expenses incurred in attending meetings. The Chairman of the Board and Officer members receive no compensation for their attendance at meetings. During fiscal 1998, the Company paid Louis S. Misenti $16,500 in compensation (part of which was taken in stock) for his services as Chairman of the Board of Directors of Microwave Filter Company, Inc. In addition, the Company paid Louis S. Misenti $30,600 during fiscal 1998 for consulting services. Outside directors have the option of receiving their compensation for meetings in the form of restricted shares of the Company's common stock. For this purpose, shares are valued at 85% of the mean between the bid and ask price of the stock at the beginning of each quarter. During fiscal 1998, 19,474 shares were issued to Directors in lieu of Directors' fees and services:




                                                Number of Shares Issued In
Director                                          Lieu of Directors' Fees

Sidney Chong                                              4,461
Louis S. Misenti                                         15,013

        Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information regarding beneficial ownership of the Company's common stock as of February 23, 1999 (i) by each person who is known by the Company to own beneficially more than 5% of the Company's common stock, (ii) each Director of the Company and (iii) all Directors and Executive Officers as a group.

Directors, Officers                           Shares Beneficially Owned
5% Shareholders                                 Number          Percent

Carl F. Fahrenkrug *                            384,566          11.7%
and Rita Fahrenkrug
8365 Indian Hill Road
Manlius, NY  13104

Louis S. Misenti *                              395,090          12.0%
140 Clearview Road
Dewitt, NY  13214

Milo Peterson *                                 168,570           5.1%
Trudi B. Artini *                               108,815           3.3%
David B. Robinson, M.D.*                        116,332           3.5%
Frank S. Markovich *                              4,508            **
Daniel Galbally *                                 1,489            **
Sidney Chong *                                   11,707            **
Robert R. Andrews *                               1,214            **

All Directors and Executive
Officers as a group (ten persons)             1,223,199          37.1%

*Directors of the Company.
**Denotes less than one percent of class.

Frederick A. Dix                                244,007           7.4%
and Margorie Dix
209 Watson Road
N. Syracuse, NY  13212

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

        The following table sets forth the annual and long-term compensation of the Company's Chief Executive Officer for services to the Company during the three fiscal years ended September 30, 1998.


                                                Annual    Compensation
                                                Salary        Bonus
Name and Principal Position             Year       $            $

Carl F. Fahrenkrug,                     1998     110,966        -
President and CEO                       1997     117,882        -
                                        1996     104,229      10,000


Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee was or is an officer or employee of the Company or any of its subsidiaries.


Compliance with Section 16(a) of the Securities Exchange Act

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Executive Officers and Directors and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Such Officers, Directors and 10% shareholders are also required by SEC Rules to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on its review of copies of such reports received by it, the Company believes that during the fiscal year ended September 30, 1998, all such filing requirements were complied with in a timely fashion.

                                 PROPOSAL ONE
                             ELECTION OF DIRECTORS

Nominees

        Three Directors (Class III) are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the three nominees named below, all of whom are presently Directors of the Company. In the event that any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. A term of office for each person elected as a Director will continue to the Annual Meeting of Shareholders at which their term expires or until his or her successor has been elected and qualified. It is not expected that any nominee will be unable or will decline to serve as a Director.

        The name of and certain information regarding each nominee is set forth below.

Director                Principal Occupation

CARL F. FAHRENKRUG      Mr. Fahrenkrug was appointed President and Chief
Age 56                  Executive Officer of MFC on October 7, 1992. He
Director since 1984     has also served as President and Chief Executive
                        Officer of NSI since prior to 1986. He served as Vice President of Engineering at Microwave Systems,
                        Inc., Syracuse, N.Y. from 1972 - 1976. Mr. Fahrenkrug has a B.S. and M.S. in Engineering and a MBA from Syracuse University.

DANIEL GALBALLY         Mr. Galbally is an accountant for Auburn Steel
Age 51                  Company, Inc. in Auburn, N.Y. Prior to joining
Director since 1995     Auburn Steel, he was the controller of Diamond
                        Card Exchange, Inc. in Syracuse, N.Y. He was the
                        Controller of Evaporated Metal Films (EMF) in
                        Ithaca, N.Y. Before joining EMF, he worked as Controller and acting vice president of finance at Philips Display Components Co. He has a B.S.
                        degree in accounting and a MBA from Syracuse University.

FRANK S. MARKOVICH      Mr. Markovich is a consultant in the manufacturing
Age 53                  operations and training field. Prior to that, he was the
Director since 1992     Director of the Manufacturing Extension Partnership
                        at UNIPEG Binghamton. He held various high level positions in operations, quality and product management in a 20 year career with BF Goodrich Aerospace, Simmonds Precision Engine Systems of Norwich, N.Y.
                        He completed US Navy Electronics and Communications
                        Schools and received a MBA from Syracuse University.

                                 PROPOSAL TWO


              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        On the recommendation of the Audit and Finance Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP, independent certified public accountants, to audit the Company's financial statements for the fiscal year ending September 30, 1999 and recommends that shareholders vote for ratification of such appointment.

        PricewaterhouseCoopers has audited the Company's financial statements since the fiscal year ended September 30, 1992. A representative is expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors.






                                 Other Matters

        The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.




THE BOARD OF DIRECTORS

Dated: March 19, 1999